UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2007
T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202
(Address of principal executive offices) (ZIP Code)
Registrant’s telephone number, including area code: (410) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 23, 2007, we entered into a consulting agreement with George A. Roche. Mr. Roche was our Chairman, President and Chief Executive Officer prior to his retirement at the end of 2006.
Pursuant to the consulting agreement, Mr. Roche will provide strategic and other consulting services to us, as mutually agreed between Mr. Roche and our Chief Executive Officer, over an aggregate of up to eight weeks of full-time days in each calendar year. The consulting agreement is effective as of January 1, 2007, and thereafter is automatically renewed on January 1 of each year. It can be terminated by either party for any reason at the end of any year or upon at least 30 days prior written notice. The agreement provides for payments to Mr. Roche of $100,000 per year, plus reimbursement for reasonable out-of-pocket expenses.
A copy of the consulting agreement is attached as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10	Consulting Agreement dated January 23, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price Group, Inc.
/s/ Kenneth V. Moreland
Vice President and Chief Financial Officer

Date: January 24, 2007